Exhibit 23.1

Consent of Independent Registered Public Accounting FIrm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 9, 2023, except for footnotes 2, 17, and 18 to which our report date is October 26, 2023, with respect to our audit of the consolidated financial statements of Global Crossing Airlines Group, Inc. as of December 31, 2022 and 2021, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

December 21, 2023